As filed with the Securities and Exchange Commission on April 23, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ATTUNITY LTD
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Kfar Netter Industrial Park, Kfar Netter, Israel 40593
(Address of Principal Executive Offices including zip code)

Attunity Ltd Year 2001 Stock Option Plan
Attunity Ltd – The 2003 Israeli Share Option Plan
(Full Title of the Plan)

Dror Elkayam
Vice President Finance and Secretary
Attunity Inc.
70 Blanchard Road
Burlington, Massachusetts 01803

(781) 213-5203
(Name, Address and Telephone Number of Agent For Service)

COPY TO:
Howard E. Berkenblit, Esq.
Z.A.G/S&W LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Ordinary shares, par value NIS 0.10 per share	800,000	$1.17	$936,000	$28.74

(1) In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the ordinary shares on the Nasdaq Global Market on April 17, 2007.

        The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the Attunity Ltd Year 2001 Employee Stock Option Plan and Attunity Ltd – The 2003 Israeli Share Option Plan in conjunction with this registration statement, also relates to the shares registered under the Registration Statement on Form S-8, dated January 26, 2005 (File No. 333-122302), of Attunity Ltd.

Registration of Additional Securities – Explanatory Note

        We are filing this registration statement to register an additional 800,000 ordinary shares to be allocated for issuance under either the Attunity Ltd Year 2001 Employee Stock Option Plan and/or the Attunity Ltd – The 2003 Israeli Share Option Plan (the “Plans”). The increase in the number of shares authorized for issuance under the Plans was previously approved by our shareholders. On January 26, 2005, we filed a registration statement on Form S-8 (File No. 333-122302), covering 4,038,396 ordinary shares (the “Prior Registration Statement”), authorized for issuance under the original versions of the Plans, with the Securities and Exchange Commission (the “Commission”). Pursuant to General Instruction E to Form S-8, the content of the Prior Registration Statement is incorporated herein by reference, except for Item 3 and Item 8 of the Prior Registration Statement, which are being updated by this registration statement.

PART II         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

        The following additional documents, which have been filed by us with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Commission on March 30, 2007;

(b) Our Reports on Form 6-K submitted to the Commission on January 24, 2007; February 6, 2007; February 27, 2007 and April 10, 2007.

(c) The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A (File No. 0-20892) filed on December 17, 1991 under the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Goldfarb, Levy, Eran & Co.*

23.1	Consent of Goldfarb, Levy, Eran & Co. (contained in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global*

24	Powers of Attorney (included in the signature page to this registration statement).

*	filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Neter, Israel, on the 23rd day of April, 2007.

ATTUNITY LTD By: /s/ Dror Elkayam —————————————— Dror Elkayam Vice President Finance and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the registrant hereby severally constitute and appoint Yitzhak (Aki) Ratner and Dror Elkayam, and each of them, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ Shimon Alon —————————————— Shimon Alon	Chairman of the Board of Directors	April 23, 2007

/s/ Itzhak (Aki) Ratner —————————————— Itzhak (Aki) Ratner	Chief Executive Officer and Director	April 23, 2007

/s/ Dror Elkayam —————————————— Dror Elkayam	Vice President Finance and Secretary (Principal Accounting Officer)	April 23, 2007

—————————————— Dov Biran	Director	April 23, 2007

—————————————— Dan Falk	Director	April 23, 2007

/s/ Anat Segal —————————————— Anat Segal	Director	April 23, 2007

/s/ Zamir Bar Zion —————————————— Zamir Bar Zion	Director	April 23, 2007

/s/ Ron Zuckerman —————————————— Ron Zuckerman	Director	April 23, 2007

Attunity Inc. By: /s/ Dror Elkayam —————————————— Name: Dror Elkayam Title: Vice President Finance and Secretary	Authorized Representative in the United States	April 23, 2007